EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (No. 333-31030), Form S-8 (No. 333-75690), Form S-3 (No. 333-36307), Form S-3 (No. 333-40004), Form S-3 (No. 333-55872) and
Form S-3 (No. 333-87264) of our report dated March 29, 2005, except as to the restatement discussed in note A(2) to the consolidated financial statements, which is as of August 22, 2005, with respect to the statement of financial position of U.S. Energy Systems, Inc. and consolidated subsidiaries as of December 31, 2004 and 2003, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, which reports appears in the Annual Report on Form 10-K/A/3 of U.S. Energy Systems, Inc. and subsidiaries for the year ended December 31, 2004.


/s/ KOSTIN, RUFFKESS & COMPANY, LLC

KOSTIN, RUFFKESS & COMPANY, LLC
Farmington, CT
August 22, 2005